Member Audio/Web Conference October 31, 2018 Exhibit 99.1

Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (the Bank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the other-than-temporary impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement. Cautionary Statement Regarding Forward-Looking Information

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements

Membership Update Kris Williams

Membership Highlights Another great quarter for the co-op Advances: 81 percent of current members have borrowed YTD We encourage members to exercise their ability to borrow Periodic advance pricing specials encourage borrowing activity Recent specials have enabled members to extend liabilities to counterbalance the risk of rising short-term rates July/August special saw tenors ranging from two to seven years

Rising Rate Environment Market expectations suggest a continued rise in short-term interest rates Federal Reserve projections, or “dot plots,” exceed market expectations

New Member Liquidity Management Tools Breakeven Calculator: Compares cost/benefit of rolling overnight advances against term borrowing Member controls the inputs/assumptions Advance term, rate, speed and timing of anticipated Effective Fed Funds rate hikes/cuts, etc. Collateral Stress Analysis: Demonstrates impact to loan collateral lending value under a stress scenario More information is available through your Business Development Manager

Membership Highlights Letters of Credit (LCs): Up $2.4 billion from June 30 New user increase of 12 percent Mortgage Partnership Finance® (MPF®) Program: $738 million in MPF fundings from our members through September 30 The Bank may purchase seasoned loans through the MPF Traditional Program Up to 24 payments applied Individual loans or pools The “Mortgage Partnership Finance,” “MPF,” are registered trademarks of the Federal Home Loan Bank of Chicago

Affordable Housing Program (AHP): Submissions were due by August 9 156 applications submitted and being assessed Awards will be announced December 13 : New Community Dividend $7.05 million commitment in 2018 among the Bank and our three state housing finance agencies 170 applications submitted and being evaluated Awards will be announced in fourth quarter Membership Highlights

Member Audio/Web Conference October 31, 2018